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                                                                      EXHIBIT 18


                                 HIGHMARK FUNDS
                           AMENDED MULTIPLE CLASS PLAN


         This constitutes a MULTIPLE CLASS PLAN (the "Plan") of HighMark Funds, a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the "1940 Act"). The Plan is applicable to the Trust's investment portfolio(s) identified on Schedule A hereto, as such Schedule may be amended from time to time (each a "Fund", collectively the "Funds").

         WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and shareholder servicing needs of its current and future investors; and

         WHEREAS, the Board of Trustees of the Trust (the "Board of Trustees"), including a majority of the Trustees who are not "interested persons" of the Trust, as such term is defined by the 1940 Act, mindful of the requirements imposed by Rule 18f-3(d) under the 1940 Act, has determined to adopt this Plan to enable the Fund to provide appropriate services to certain designated classes of shareholders of the Fund;

         NOW, THEREFORE, the Trust designates the Plan as follows:

         1. Designation of Classes. The Fund shall offer its units of beneficial interest ("Shares") in three classes: Retail Class A Shares, Retail Class B Shares (collectively "Retail Shares") and Fiduciary Shares.

         2. Purchases. Retail Shares are distributed to the general public pursuant to procedures outlined in the Trust's Registration Statement. Fiduciary Shares may only be purchased by certain investors listed in the Registration Statement. Procedures for purchasing Fiduciary Shares are outlined in the Registration Statement.

         3. Shareholder Services. Retail and Fiduciary Shares may be purchased by check or money order, by Federal Funds wire, by telephone or through the Automatic Investment Plan, pursuant to procedures outlined in the Trust's Registration Statement. Holders of Retail and Fiduciary Shares may also make regular exchanges and redemptions of their Shares as described in the Registration Statement.

         4. Sales Charges.

            Fiduciary Shares.

            Fiduciary Shares are not subject to a sales charge at the time of purchase or upon redemption.
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            Retail Shares.

            Retail Class A Shares, except Retail Class A Shares of any money market funds, are subject to a sales charge at the time of purchase. The sales charge is based on a percentage of the offering price and may vary based on the amount of purchase. Retail Class B Shares are subject to a contingent deferred sales charge if they are redeemed within six years after purchase. Sales charges applicable to Retail Class A Shares and Retail Class B Shares may be waived in accordance with the current Registration Statement.

         5. Distribution and Shareholder Services Fee.

            Fiduciary Shares.

            Fiduciary Shares are subject to a shareholder service fee assessed in accordance with the shareholder service plan adopted by the Trust.

            Retail Shares.

            Retail Shares are subject to a shareholder service fee assessed in accordance with the shareholder service plan adopted by the Trust and Retail Class A Shares and Retail Class B Shares are each subject to a distribution fee in accordance with the respective distribution plans adopted by the Trust for Retail Class A Shares and for Retail Class B Shares.

         6. Minimum Transaction Requirements. The minimum initial investment and subsequent investment requirements applicable to Retail Shares and Fiduciary Shares shall be the same, as outlined in the Trust's Registration Statement.

         7. Exchange Privilege. Retail Shares and Fiduciary Shares shall be exchangeable for Shares of the class of the various other Funds of the Trust which the Shareholder qualifies to purchase directly, provided that the minimum investment and any other requirements of the Fund for which the shares are exchanged are satisfied.

         8. Expense Allocation. Each class shall pay the expenses associated with its different distribution and shareholder services arrangement. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses will be allocated to each class on the basis of the relative net asset value of that class in relation to the net asset value of the Fund.

         9. Voting Rights. Each Share held entitles the Shareholder of record to one vote. Each Fund will vote separately on matters relating solely to that Fund. Each class of a Fund shall have
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exclusive voting rights on any matter submitted to Shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class. However, all Fund Shareholders will have equal voting rights on matters that affect all Fund Shareholders equally.

         10. Dividends. The amount of dividends payable on Fiduciary Shares may be more than the dividends payable on Retail Class A Shares because of the distribution and shareholder services fee charged to Retail Class A Shares pursuant to the Plan. Dividends on Retail Class B Shares will be lower than the dividends paid on Retail Class A Shares due to higher distribution fees. Dividends will be declared and paid monthly.

         11. Termination and Amendment. This Plan may be terminated or amended pursuant to the requirements of Rule 18f-3(d) under the 1940 Act.

         The names "HighMark Funds" and "Board of Trustees" refer respectively to the Trust created and the Trustees, as Trustees but not individually or personally, acting from time to time under a Declaration of Trust dated March 10, 1987, as amended July 30, 1987, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the HighMark Funds entered into in the name or on behalf thereof by any of the Trust, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

                                         HIGHMARK FUNDS


                                         Signature:____________________________
                                         Name:_________________________________
                                         Title:________________________________
                                         Date: March 20, 1996
                                         As amended: June 18,1997


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                                   SCHEDULE A
                             MULTIPLE CLASS PLAN OF
                                 HIGHMARK FUNDS


Name of Fund

HighMark Growth Fund (Fiduciary and Retail Class A and Class B Shares)
HighMark Income Equity Fund (Fiduciary and Retail Class A and Class B Shares) HighMark Balanced Fund (Fiduciary and Retail Class A and Class B Shares) HighMark Bond Fund (Fiduciary and Retail Class A Shares)
HighMark Diversified Money Market Fund (Fiduciary and Retail Class A Shares) HighMark U.S. Government Money Market Fund (Fiduciary and Retail Class A and Class B Shares)
HighMark 100% U.S. Treasury Money Market Fund (Fiduciary and Retail Class A Shares)
HighMark California Tax-Free Money Market Fund (Fiduciary and Retail Shares) HighMark California Intermediate Tax-Free Bond Fund (Fiduciary and Retail Class A Shares)
HighMark Intermediate - Term Bond Fund (Fiduciary and Retail Class A Shares) HighMark Government Securities Fund (Fiduciary Shares)
HighMark Convertible Securities Fund (Fiduciary Shares)
HighMark Value Momentum Fund (Fiduciary and Retail Class A and Class B Shares) HighMark Blue Chip Growth Fund (Fiduciary and Retail Class A Shares)
HighMark Emerging Growth Fund (Fiduciary and Retail Class A Shares)
HighMark International Equity Fund (Fiduciary Class A Shares)


                                        HIGHMARK FUNDS


                                        Signature:______________________________
                                        Name:     ______________________________
                                        Title:    ______________________________
                                                  Date:  March 20, 1996
                                                  As amended: June 18,1997


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